Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Caitlin Haberberger	John Sommerfield
Embarcadero Technologies	Embarcadero Technologies
Investor@Embarcadero.com	John.Sommerfield@Embarcadero.com
415/834-3131	415/834-3131

For Immediate Release

EMBARCADERO TECHNOLOGIES ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

Company Achieves Higher Revenues, Profitability and Cash Flow from Operations

San Francisco, Calif. – January 27, 2004 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of application and data lifecycle management solutions, today announced results for its fourth quarter and fiscal year ended December 31, 2003.

Total revenues for the fourth quarter were $14.1 million, a ten percent increase over the prior year fourth quarter results of $12.8 million. Net income and diluted earnings per share under Generally Accepted Accounting Principles (GAAP) for the quarter were $2.5 million and $0.09, respectively. This compares to GAAP net income and diluted earnings per share of $1.2 million and $0.04, respectively, for the quarter ended December 31, 2002.

For the 2003 fiscal year, revenues were $51.9 million as compared to $49.3 million for 2002. GAAP net income and diluted earnings per share for the year were $5.7 million and $0.20, respectively. This compares to GAAP net income and diluted earnings per share of $2.4 million and $0.08, respectively, for the year ended December 31, 2002.

“We finished 2003 with a solid fourth quarter, delivering higher revenues, profitability, and cash flow from operations,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “During the quarter, we enjoyed other favorable developments, including higher revenues from international operations and new products, which should give us positive momentum as we enter 2004. We continue to focus our efforts on addressing our customers’ needs to cost-effectively manage the data and application infrastructure so critical to their business. Even during the difficult economic conditions experienced in 2003, customers responded positively to our solutions. They were willing to invest in our products to make their staff more productive and their systems operate more efficiently.”

Cash flow from operations was $5.2 million in the fourth quarter, as compared to $2.7 million in the third quarter and $3.4 million in the fourth quarter of 2002. For the year, the Company generated $14.5 million in cash flow from operations, a 23% increase over the $11.8

Embarcadero Announces Fourth Quarter 2003 Financial Results                                2 of 6

million generated in 2002. Cash, cash equivalents, and short-term investments grew by $7.1 million in the quarter to reach $58.0 million at December 31, 2003. Total deferred revenues increased to $13.5 million at December 31, 2003, as compared to $12.2 million at September 30, 2003 and $10.7 million at December 31, 2002.

Non-GAAP Financial Measures

Non-GAAP net income for the fourth quarter was $2.4 million or $0.08 per diluted share. For the corresponding quarter in 2002, non-GAAP net income was $1.7 million or $0.06 per diluted share. For the years ended December 31, 2003 and 2002, non-GAAP net income was $6.9 million, or $0.24 per diluted share, and $6.2 million, or $0.22 per diluted share, respectively. Non-GAAP numbers are tax adjusted and exclude the following items: amortization of acquired technology, purchased research and development, amortization of non-cash stock-based compensation, and amortization of other intangible assets. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

The non-GAAP measures of net income and earnings per share exclude certain non-cash charges and have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that the measures exclude amortization of acquired technology, purchased research and development, amortization of non-cash stock-based compensation, and amortization of other intangible assets and assume an annualized 32% tax rate, which is higher than our annual effective tax rate of approximately 22% for 2003 as computed in accordance with GAAP. Embarcadero has previously provided these non-GAAP measurements in press releases reporting net income and earnings per share because we believe these measurements provide a consistent basis for comparisons between quarters that are not influenced by changes in certain non-cash or non-recurring expenses or the Company’s effective tax rate and are therefore useful to investors. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

2003 Highlights

Embarcadero introduced significant new products in 2003, including the Embarcadero® DBArtisan® Analyst Series and Embarcadero® Extreme Test. The Analyst Series is a set of products that delivers comprehensive performance, space, and capacity management functionality for complex database environments, extending the depth and functionality of Embarcadero’s award-winning DBArtisan database management solution. Extreme Test is a next-generation, goals-based performance testing solution for measuring and analyzing the performance of enterprise applications.

Embarcadero was recognized by a number of organizations in 2003 and received the following awards:

DM Review 2003 Readership Award

2003 DM Review Top 100

SQL Server Central Best of Breed

SD Times 2003 100 Award

Websphere Advisor Editor’s Choice Award 2003

Intelligent Enterprise Magazine 2003 Companies to Watch

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Conference Call Information

Embarcadero will discuss its fourth quarter and year end 2003 results, as well as provide business outlook for 2004, on a conference call and simultaneous Web cast to be held today, January 27, 2003, at 2:00 PM PT. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of application and data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

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Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces Fourth Quarter 2003 Financial Results                                4 of 6

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues:
License	$7,519	$7,226	$27,151	$27,486
Maintenance	6,597	5,599	24,772	21,811

Total revenues	14,116	12,825	51,923	49,297

Cost of revenues:
License	241	180	614	589
Amortization of acquired technology	556	555	2,223	1,684
Maintenance	568	561	2,286	2,245

Total cost of revenues	1,365	1,296	5,123	4,518

Gross profit	12,751	11,529	46,800	44,779

Operating expenses:
Research and development	3,807	3,711	15,600	14,526
Purchased research and development	—	—	—	1,100
Sales and marketing	4,688	4,908	19,029	19,317
General and administrative	1,365	1,313	5,238	5,432
Amortization of other intangible assets	—	166	—	1,321
Lease related impairment loss	—	160	—	160

Total operating expenses	9,860	10,258	39,867	41,856

Income from operations	2,891	1,271	6,933	2,923
Other income (expense), net	(36)	159	328	658

Income before provision income taxes and share in loss of joint venture	2,855	1,430	7,261	3,581
Provision for income taxes	(321)	(171)	(1,599)	(687)

Income before share in loss of joint venture	2,534	1,259	5,662	2,894
Share in loss of joint venture, net	—	(57)	—	(480)

Net income	$2,534	$1,202	$5,662	$2,414

Net income per share:
Basic	$0.09	$0.05	$0.21	$0.09

Diluted	$0.09	$0.04	$0.20	$0.08

Shares used in per share calculation:
Basic	26,810	26,656	26,618	27,046

Diluted	28,951	28,107	28,654	28,879

Embarcadero Announces Fourth Quarter 2003 Financial Results                                5 of 6

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues:
License	$7,519	$7,226	$27,151	$27,486
Maintenance	6,597	5,599	24,772	21,811

Total revenues	14,116	12,825	51,923	49,297

Cost of revenues:
License	241	180	614	589
Maintenance	568	561	2,286	2,243

Total cost of revenues	809	741	2,900	2,832

Gross profit	13,307	12,084	49,023	46,465

Operating expenses:
Research and development	3,807	3,708	15,539	14,496
Sales and marketing	4,662	4,734	18,741	18,514
General and administrative	1,294	1,103	4,885	4,196
Lease related impairment loss	—	160	—	160

Total operating expenses	9,763	9,705	39,165	37,366

Income from operations	3,544	2,379	9,858	9,099
Other income (expense), net	(36)	159	328	658

Income before provision for income taxes and share in loss of joint venture	3,508	2,538	10,186	9,757
Provision for income taxes	(1,123)	(766)	(3,261)	(3,047)

Income before share in loss of joint venture	2,385	1,772	6,925	6,710
Share in loss of joint venture, net	—	(57)	—	(480)

Net income	$2,385	$1,715	$6,925	$6,230

Net income per share:
Basic	$0.09	$0.06	$0.26	$0.23

Diluted	$0.08	$0.06	$0.24	$0.22

Shares used in per share calculation:
Basic	26,810	26,656	26,618	27,046

Diluted	28,951	28,107	28,654	28,879

The following table reconciles non-GAAP net income to as reported (GAAP) net income (in thousands) (unaudited):

Non-GAAP net income	$2,385	$1,715	$6,925	$6,230
Amortization of acquired technology	(556)	(555)	(2,223)	(1,684)
Purchased research and development	—	—	—	(1,100)
Non-cash stock-based compensation	(97)	(387)	(702)	(2,071)
Amortization of other intangible assets	—	(166)	—	(1,321)
Non-GAAP tax adjustment	802	595	1,662	2,360

As reported (GAAP) net income	$2,534	$1,202	$5,662	$2,414

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Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2003	December 31, 2002
ASSETS

Current Assets:
Cash and cash equivalents	$45,066	$15,870
Short-term marketable securities	12,901	27,893
Trade accounts receivable, net	8,237	7,539
Prepaid expenses and other current assets	1,670	1,532
Deferred income taxes	465	489

Total current assets	68,339	53,323

Property and equipment, net	3,259	3,587
Goodwill	10,337	10,337
Deferred income taxes	2,688	2,840
Other assets, net	4,384	6,628

Total assets	$89,007	$76,715

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$5,289	$3,810
Deferred revenue	13,219	10,668

Total current liabilities	18,508	14,478
Long-term deferred revenue	251	37

Total liabilities	18,759	14,515

Stockholders’ Equity	70,248	62,200

Total liabilities and stockholders’ equity	$89,007	$76,715